Exhibit 4.11
EXECUTION COPY
AMENDMENT NUMBER 3 TO LOAN DOCUMENTS
     THIS AMENDMENT NUMBER 3 TO LOAN DOCUMENTS (this “Third Amendment”), is entered into as of September 3, 2009 by and between GVECR II 2007 E Trust dated December 17, 2007 (“Lender”), PRIVATE EQUITY MANAGEMENT GROUP, INC., a Nevada corporation, as the arranger and administrative agent for the Lenders (in such capacity, “Agent”) under the Credit Agreement (as defined herein) and in its capacity as a “Security holder” under the Registration Rights Agreement (as defined herein), and BAKERS FOOTWEAR GROUP, INC., a Missouri corporation (“Borrower”), in its capacities as party to both the Credit Agreement and the Registration Rights Agreement.
W I T N E S S E T H
     WHEREAS, Borrower, Agent and Lender are parties to that certain Second Lien Credit Agreement, dated as of February 1, 2008 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”);
     WHEREAS, Borrower, Agent and Lender are parties to that certain Amendment No. 1 to Loan Documents dated as of May 12, 2008 (the “First Amendment”);
     WHEREAS, Borrower, Agent and Lender are parties to that certain Amendment No. 2 to Loan Documents dated as of April 9, 2009 (the “Second Amendment”);
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Documents as follows:
1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.
2. AMENDMENT TO CREDIT AGREEMENT
          (a) Section 6.16(b) of the Credit Agreement is amended and restated as follows:
               6.16 Financial Covenants
               (b) Minimum EBITDA. Fail to achieve EBITDA, measured on a fiscal year to date basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Minimum
Applicable Period	Amounts
February 1, 2009 to May 2, 2009	$200,000
February 1, 2009 to August 1, 2009	$1,000,000

EXECUTION COPY

Applicable Minimum
Applicable Period	Amounts
February 1, 2009 to October 31, 2009	$(4,100,000)
February 1, 2009 to January 30, 2010	$5,250,000
January 31, 2010 to May 1, 2010	$500,000
January 31, 2010 to July 31, 2010	$1,250,000
January 31, 2010 to October 31, 2010	$(4,100,000)
November 1, 2010 to January 30, 2011	$5,250,000
     (b) The revisions to the foregoing covenant and the information provided by Borrower to Lender and Agent in connection therewith shall not be deemed to constitute a Material Adverse Change.
3. CONDITIONS PRECEDENT TO THIS THIRD AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Third Amendment and each and every provision hereof:
     (a) The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);
     (b) The Borrower hereby represent and warrants that no Default or Event of Default has occurred and is continuing under the Credit Agreement as of the date hereof;
     (c) No Event of Default shall have occurred and be continuing under the Second Amended and Restated Loan and Security Agreement dated as of August 31, 2006 between Bank of America, N.A. (“Bank of America”) and Borrower, as amended, as of the date hereof;
     (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, Agent or any Lender;
     (e) Borrower shall have paid Agent a fee equal to $15,000. The fee shall be fully earned and non-refundable as of the date hereof;
     (f) Borrower shall have executed and delivered this Third Amendment to Lender by no later than September 15, 2009; and
     (g) Borrower and Lender shall have obtained Bank of America’s consent to this Third Amendment.
4. CONSTRUCTION. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

EXECUTION COPY
5. ENTIRE AMENDMENT; EFFECT OF THIRD AMENDMENT. This Third Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly set forth in this Third Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Third Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Third Amendment shall control. This Third Amendment is a Loan Document.
6. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Third Amendment by signing any such counterpart. Delivery of an executed counterpart of this Third Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Third Amendment. Any party delivering an executed counterpart of this Third Amendment by telefacsimile also shall deliver an original executed counterpart of this Third Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Third Amendment.
7. MISCELLANEOUS.
     (a) Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by the First Amendment, Second Amendment, and this Third Amendment.
     (b) Upon the effectiveness of this Third Amendment, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by the First Amendment, Second Amendment, and this Third Amendment.
[Signature Page Follows]

EXECUTION COPY
     IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed and delivered as of the date first written above.

BAKERS FOOTWEAR GROUP, INC.

By:	/s/ Peter Edison

Title:

PRIVATE EQUITY MANAGEMENT GROUP, INC., as Agent and as Security holder

By:	/s/ Bob Mozier

Title:	Receiver

By:

Title:

GVECR II 2007 E Trust dated December 17, 2007, as Lender

By:	/s/ Bob Mozier

Title:	Receiver

4